                                  Exhibit 10.2

                              CONSULTING AGREEMENT
       This Consulting Agreement (the "Agreement") is entered into this 31st day of October 2001 is by and amongst PHON-NET. COM, INC. (the "Company") and Todd
Violette (The "Consultant").
       WHEREAS, Consultant has agreed to serve as the Company's president and chief executive officer; and
       WHEREAS, the Company has been unable to pay the Consultant the required consideration pursuant to the terms of his employment agreement; and
       WHEREAS, the Company desires that the Consultant be compensated with additional shares of the Company's common stock in lieu of the cash compensation which was previously due the Consultant ;
       NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.
       1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement for a term commencing on execution of this Agreement and terminating October 31, 2002.
       2. Consultant shall be responsible for overseeing the Company's various day to day operations. Consultant will at all times be subject to the direction of the Board of Directors. Consultant shall be expected to work a minimum of 35 hours per week.
       3. In consideration of the services to be provided, Consultant shall receive a fee equal to 500,000 shares of the Company's common stock.
       4. The Company will register these shares pursuant to a registration statement on Form S-8.
       5. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.
       6. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the courts in Calgary, Alberta. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.
       7. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.
       IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

       CONSULTANT:                               COMPANY:
                                                 PHON-NET.COM, INC.

       /s/Todd Violette                          /s/Todd Violette
       ----------------                          ----------------
       Todd Violette                             Todd Violette, pres